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                                                              EXHIBIT (A)(3)(ii)

                                    OFFER BY

                            SIERRA PRIME INCOME FUND
                          TO PURCHASE FOR CASH 151,223
                         OF ITS CLASS A COMMON SHARES AT
                        NET ASSET VALUE PER COMMON SHARE

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated March 3, 1998, of Sierra Prime Income Fund (the "Fund") and related Letter of Transmittal pursuant to which the Fund is offering to purchase up to 151,223 of its Class A Common Shares of beneficial interest with no par value (the "Class A Common Shares") for cash at the net asset value per Common Share ("NAV") determined as of 2:00 PM Pacific Standard Time on the Expiration Date (defined below) upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal (which together constitute the "Offer"). An "Early Withdrawal Charge" or "EWC" may be imposed on certain Class A Common Shares accepted for payment which have been held for less than two years.

        The Offer to Purchase and the Letter of Transmittal are being forwarded to you as the beneficial owner of Class A Common Shares held by us for your account but not registered in your name. A tender of such shares can be made only by us as the holder of record and only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY, YOU CANNOT USE IT TO TENDER CLASS A COMMON SHARES WE HOLD FOR YOUR ACCOUNT.

           Your attention is called to the following:

                (1) The tender price is the NAV per Common Share in cash determined as of 2:00 PM Pacific Standard Time on the Expiration Date. An "Early Withdrawal Charge" or "EWC" may be imposed on certain Class A Common Shares accepted for payment which have been held for less than two years.

                (2) The Offer is not conditioned upon any minimum number of Class A Common Shares being tendered, but is subject to certain conditions set forth in the Offer to Purchase.

                (3) The Offer and withdrawal rights expire at 6:00 PM Pacific Standard Time on April 3, 1998, unless extended (the "Expiration Date").

                (4) The Offer is for 151,223 Class A Common Shares, constituting approximately 20% of the Class A Common Shares outstanding as of February 20, 1998.

                (5) Tendering shareholders will not be obligated to pay brokerage commissions or, subject to Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Class A Common Shares by the Fund pursuant to the Offer. However, a broker, dealer or Authorized Dealer may charge a fee for processing the transaction on your behalf.

                (6) If more than 151,223 Class A Common Shares are duly tendered prior to the expiration of the Offer, the Fund presently intends (but is under no obligation to) assuming no changes in the factors originally considered by the Board of Trustees when it determined to make the Offer and the other conditions set forth in the Offer, either to extend the Offer period, if necessary, and increase the number of Class A Common Shares that the Fund is offering to purchase to an amount which it believes will be sufficient to accommodate the excess Class A Common Shares tendered as well as any Common Shares, tendered during the extended Offer period or purchase 151,223 Class A Common Shares (or such greater number of Class A Common Shares sought) on a pro rata basis.


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        If you wish to have us tender any or all of your Class A Common Shares, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions to us is enclosed. If you authorize us to tender your Class A Common Shares, all such Class A Common Shares will be tendered unless you specify otherwise on the attached instruction form. WE MUST RECEIVE YOUR INSTRUCTIONS, IF ANY, SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE (APRIL 3, 1998) TO PROVIDE US WITH TIME TO PROCESS SUCH INSTRUCTIONS AND FORWARD THEM TO THE ADMINISTRATOR SO THAT THE TRANSFER AGENT WILL RECEIVE THEM ON OR PRIOR TO SUCH EXPIRATION DATE. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 6:00 PM PACIFIC STANDARD TIME ON APRIL 3, 1998, UNLESS THE OFFER IS EXTENDED.

        The Fund is not making the Offer to, nor will it accept tenders from or on behalf of, owners of Class A Common Shares in any jurisdiction in which the Offer or its acceptance would violate the securities, Blue Sky or other laws of such jurisdiction. In any jurisdiction the securities or Blue Sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Fund's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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                                  INSTRUCTIONS
                            WITH RESPECT TO OFFER BY
                            SIERRA PRIME INCOME FUND
                          To Purchase For Cash 151,223
                         Of Its Class A Common Shares At
                        Net Asset Value Per Common Share


        THIS FORM IS NOT TO BE USED TO TENDER CLASS A COMMON SHARES DIRECTLY TO THE ADMINISTRATOR. IT SHOULD BE SENT TO YOUR BROKER ONLY IF YOUR BROKER IS THE HOLDER OF RECORD OF YOUR CLASS A COMMON SHARES AND WILL BE EFFECTING THE TENDER ON YOUR BEHALF. IT SHOULD BE SENT TO SUCH BROKER SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE (APRIL 3, 1998) TO PROVIDE THE BROKER WITH TIME TO PROCESS THESE INSTRUCTIONS AND FORWARD THEM TO THE ADMINISTRATOR SO THAT THE ADMINISTRATOR WILL RECEIVE THEM ON OR PRIOR TO THE EXPIRATION DATE (APRIL 3, 1998).

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 3, 1998 and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the offer by Sierra Prime Income Fund (the "Fund") to purchase 151,223 Class A Common Shares of beneficial interest with no par value (the "Class A Common Shares") at the net asset value per Common Share determined as of 2:00 PM Pacific Standard Time on the Expiration Date on the terms and subject to the conditions of the Offer. The undersigned acknowledges that an "Early Withdrawal Charge" or "EWC" may be imposed on certain Class A Common Shares accepted for payment which have been held for less than two years.

        The undersigned hereby instructs you to tender to the Fund the number of Class A Common Shares indicated below (or, if no number is indicated below, all Class A Common Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

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            Aggregate number of Class A Common Shares to be tendered
                      by you for us (fill in number below)

                              Class A Common Shares
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           Unless otherwise indicated above, it will be assumed that all of the
      Class A Common Shares held for the account of the undersigned are to be tendered.



                                  SIGNATURE(S)


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      ..........................................................................


      ..........................................................................
                       (Signature(s) of Beneficial Owners)


      ..........................................................................
                                (Account Number)


      ..........................................................................
                    (Please print Name(s) and Addresses here)


      ..........................................................................
                        (Area Code and Telephone Number)


      ..........................................................................
                 (Tax Identification or Social Security Number)

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Date                      , 1998
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